8


                                                               Exhibit 99.2

                                 $1,250,000,000

                               TERM LOAN AGREEMENT

                          dated as of October 13, 2000

                                      among

                               EXELON CORPORATION

                                   as Borrower

                             THE BANKS NAMED HEREIN

                                    as Banks

                                  BANK ONE, NA

                             as Administrative Agent

                           CREDIT SUISSE FIRST BOSTON

                             as Documentation Agent

                                       and

                                  CITIBANK, NA

                              as Syndication Agent

                           CREDIT SUISSE FIRST BOSTON
                                       and
                              SALOMON SMITH BARNEY

                      Joint Lead Arrangers and Book Runners

ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS...............................1
        SECTION 1.01.       Certain Defined Terms.............................1
        SECTION 1.02.       Computation of Time Periods......................13
        SECTION 1.03.       Accounting Principles............................13
ARTICLE II     AMOUNTS AND TERMS OF THE ADVANCES..............................3
        SECTION 2.01.       The Loans........................................14
        SECTION 2.02.       The Drawdowns....................................14
        SECTION 2.03.       Fees.............................................15
        SECTION 2.04.       Reduction of the Commitments.....................15
        SECTION 2.05.       Repayment of Loans...............................15
        SECTION 2.06.       Interest on Advances.............................16
        SECTION 2.07.       Additional Interest on Advances..................16
        SECTION 2.08.       Interest Rate Determination......................16
        SECTION 2.09.       Conversion of Advances...........................17
        SECTION 2.10.       Prepayments......................................18
        SECTION 2.11.       Increased Costs..................................18
        SECTION 2.12.       Illegality.......................................19
        SECTION 2.13.       Payments and Computations........................20
        SECTION 2.14.       Taxes............................................21
        SECTION 2.15.       Sharing of Payments, Etc.........................23
ARTICLE III    CONDITIONS OF LENDING..........................................4
        SECTION 3.01.       Conditions Precedent to First Drawdown...........24
        SECTION 3.02.       Conditions Precedent to Second Drawdown..........25
        SECTION 3.03.       Conditions Precedent to Each Drawdown............25
ARTICLE IV     REPRESENTATIONS AND WARRANTIES.................................6
        SECTION 4.01.       Representations and Warranties of the Borrower...26
ARTICLE V      COVENANTS OF THE BORROWER......................................8
        SECTION 5.01.       Affirmative Covenants............................28
        SECTION 5.02.       Negative Covenants...............................30
ARTICLE VI     EVENTS OF DEFAULT..............................................2
        SECTION 6.01.       Events of Default................................32

                                                                            Page
                                                                            ----

ARTICLE VII    THE AGENTS.....................................................4
        SECTION 7.01.       Authorization and Action.........................34
        SECTION 7.02.       Agents' Reliance, Etc............................34
        SECTION 7.03.       Agents and Affiliates............................35
        SECTION 7.04.       Lender Credit Decision...........................35
        SECTION 7.05.       Indemnification..................................35
        SECTION 7.06.       Successor Administrative Agent...................36
        SECTION 7.07.       Documentation Agent, Syndication Agent and
                            Lead Arrangers...................................36
ARTICLE VIII   MISCELLANEOUS.................................................36
        SECTION 8.01.       Amendments, Etc..................................36
        SECTION 8.02.       Notices, Etc.....................................37
        SECTION 8.03.       No Waiver; Remedies..............................37
        SECTION 8.04.       Costs and Expenses; Indemnification..............37
        SECTION 8.05.       Right of Set-off.................................38
        SECTION 8.06.       Binding Effect...................................38
        SECTION 8.07.       Assignments and Participations...................39
        SECTION 8.08.       Governing Law....................................42
        SECTION 8.09.       Consent to Jurisdiction..........................42
        SECTION 8.10.       Execution in Counterparts; Integration...........42

Schedule I        List of Applicable Lending Offices

Exhibit A         Form of Note

Exhibit B         Notice of Drawdown

Exhibit C         Assignment and Acceptance

Exhibit D         Form of Opinion of Special Counsel for the Borrower

Exhibit E         Form of Opinion of Counsel to the Administrative Agent

Exhibit F         Form of Annual and Quarterly Compliance Certificate

                               TERM LOAN AGREEMENT

                          dated as of October 13, 2000

          Exelon Corporation, a Pennsylvania corporation (the "Borrower"), the banks listed on the signature pages hereof, Bank One, NA ("Bank One"), as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank N.A., as Syndication Agent, hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below (each such meaning to be equally applicable to both the singular and plural forms of the term defined):

               "Administrative Agent" means Bank One in its capacity as administrative agent for the Lenders pursuant to Article VII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article VII.

               "Advance" means a Base Rate Advance or a Eurodollar Rate Advance, each of which is a "Type" of Advance.

               "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

               "Agents" means the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lead Arrangers, collectively; and "Agent" means any one of the foregoing.

               "Applicable Commitment Fee Rate" means (a) prior to the date on which the Benchmark Debt is rated by both S&P and Moody's, 0.09% (provided that the rate determined pursuant to this clause (a) shall increase to 0.20% on the 30th day after the Closing Date if the Benchmark Debt is not rated by both S&P and Moody's prior to such date); and (b) thereafter: (1) during any Level 1 Rating Period, 0.075% per annum, (2) during any Level 2 Rating Period, 0.09% per annum, (3) during any Level 3 Rating Period, 0.11% per annum, (4) during any Level 4 Rating Period, 0.15% per annum and (5) during any Level 5 Rating Period, 0.20% per annum. The Applicable Commitment Fee Rate shall change when and as the Rating Period changes.

               "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

               "Applicable Margin" means, on any date, for a Base Rate Advance or a Eurodollar Rate Advance, (a) prior to the date on which the Benchmark Debt is rated by both S&P and Moody's, 0.000% for a Base Rate Advance and 0.750% for a Eurodollar Rate Advance (provided that the rate for a Eurodollar Advance shall increase to 1.25% on the 30th day after the Closing Date if the Benchmark Debt is not rated by S&P and Moody's prior to such date); and (b) thereafter, the interest rate per annum set forth below in the column entitled "Base Rate" or "Eurodollar Rate", as appropriate, opposite the applicable Rating Period in effect on such date:

                Rating Period         Base Rate         Eurodollar Rate
                 -------------        ---------         ---------------
                    Level 1               0                 0.625 %
                    Level 2               0                 0.750%
                    Level 3               0                 0.875%
                    Level 4               0                 1.000%
                    Level 5               0                 1.250%

          The Applicable Margin for Base Rate Advances and Eurodollar Rate Advances as determined above shall increase by 0.250% on July 1, 2001 and by an additional 0.250% on the first day of each month thereafter so long as any Loans remain outstanding. The Applicable Margin applicable to an outstanding Advance shall change when and as the Rating Period changes.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

               "Base Rate" means, for any period, a fluctuating interest rate per annum at all times be equal to the higher of:

                    (a) the Prime Rate; and

                    (b) the sum of 1/2 of 1% per annum plus the Federal Funds
               Rate in effect from time to time.

               "Base Rate Advance" means a tranche of a Loan that bears interest as provided in Section 2.06(a).

               "Benchmark Debt" means the Borrower's senior unsecured long-term debt without credit enhancement. If the Borrower has no such debt outstanding but Moody's has issued an "Issuer Rating" for the Borrower and S&P has issued a "Corporate Credit

          Rating" for the Borrower, then the references herein to ratings of the Benchmark Debt shall be deemed to be references to such ratings by Moody's and S&P.

               "Borrowing" means a group of tranches of the Loans of the Lenders of the same Type and, if such Borrowing consists of Eurodollar Rate Advances, having Interest Periods of the same duration.

               "Business Day" means a day of the year on which banks are not required or authorized to close in Philadelphia, Pennsylvania, Chicago, Illinois or New York, New York, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

               "Closing Date" shall mean the date of the initial drawdown hereunder.

               "Code" means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, in each case as amended, reformed or otherwise modified from time to time.

               "Commitment" has the meaning specified in Section 2.01.

               "Commonwealth" means Commonwealth Edison Company, an Illinois corporation.

               "Commonwealth Mortgage" means the Mortgage, dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture, dated August 1, 1994, from Commonwealth to Harris Trust and Savings Bank and D.G. Donovan, as trustees; provided that no effect shall be given to any amendment, supplement or refinancing after the date of this Agreement that would broaden the definition of "permitted liens" as defined in the Commonwealth Mortgage as constituted on the date of this Agreement.

               "Consolidated Adjusted Total Capitalization" on any date shall mean the sum, without duplication, of the following with respect to the Borrower and its consolidated Subsidiaries (exclusive, in each case, to the extent otherwise included in such item, of (i)<-1-95>Nonrecourse Indebtedness of any Subsidiary of the Borrower and (ii) the aggregate principal amount of Transitional Funding Instruments of the Borrower and its consolidated Subsidiaries): (a) total capitalization as of such date, as determined in accordance with GAAP,
          (b) the current portion of liabilities which as of such date would be classified in whole or part as long-term debt in accordance with GAAP (it being understood that the noncurrent portion of such liabilities is included in the total capitalization referred to in clause (a)),
          (c) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (d) all other liabilities which would be classified as short-term debt in accordance with GAAP (including, without limitation, all liabilities of the types classified as "Notes Payable, Bank" on PECO's audited balance sheet for December 31, 1999).

               "Consolidated Adjusted Total Debt" on any date shall mean the sum, without duplication, of the following with respect to the Borrower and its consolidated Subsidiaries determined on a consolidated basis (exclusive, in each case, to the extent otherwise included in such item, of (i) Nonrecourse Indebtedness of any Subsidiary of the Borrower, (ii) the aggregate principal amount of Subordinated Deferrable Interest Securities of the Borrower and its Subsidiaries and (iii) the aggregate principal amount of Transitional Funding Instruments of the Borrower and its Subsidiaries): (a) all liabilities which as of such date would be classified in whole or in part as long-term debt in accordance with GAAP (including the current portion thereof), (b) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (c) all other liabilities which would be classified as short-term debt in accordance with GAAP (including, without limitation, all liabilities of the types classified as "Notes Payable, Bank" on PECO's audited balance sheet for December 31, 1999).

               "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

               "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.09.

               "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instrument, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

               "Documentation Agent" means Credit Suisse First Boston, in its capacity as documentation agent hereunder.

               "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; or (iv) the central bank of any country that is a member of the OECD; provided, however, that (A) any such Person described in clause (i),
          (ii) or (iii) above shall also (x) have outstanding unsecured long-term debt that is rated BBB- or better by S&P and Baa3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either such corporation is no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $100,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or (iv) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.14(e)).

               "Eligible Successor" means a Person which (i) is a corporation duly incorporated, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of the contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Borrower and its Subsidiaries, (iii) upon giving effect to the contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) is acceptable to the Majority Lenders as a credit matter.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such

          Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

               "Eurodollar Rate Advance" means a tranche of a Loan that bears interest as provided in Section 2.06(b).

               "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

               "Events of Default" has the meaning specified in Section 6.01.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended and modified from time to time.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "GAAP" shall have the meaning given that term in Section 1.03.

               "Genco" means Exelon Generation Company, LLC or any other entity to which Commonwealth or PECO transfers all or any substantial portion of its electric generating assets.

               "Granting Bank" shall have the meaning given that term in
          Section 8.07(h).

               "Interest Period" means, for each Eurodollar Rate Advance, the period commencing on the date such Eurodollar Rate Advance is made or is Converted from a Base Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be 1, 2, 3 or 6 months, as the Borrower may select in accordance with Section 2.02 or 2.09; provided that:

                    (i) the Borrower may not select any Interest Period that
               ends after the scheduled Maturity Date;

               (ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration, and

                    (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

               "Lead Arrangers" means Credit Suisse First Boston and Salomon Smith Barney in their capacities as Joint Lead Arrangers and Book Runners.

               "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

               "Level 1 Rating Period" means any period during which the Benchmark Debt is rated A- or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or A3 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

               "Level 2 Rating Period" means any period which does not qualify as a Level 1 Rating Period during which the Benchmark Debt is rated BBB+ or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or Baa1 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

               "Level 3 Rating Period" means any period which does not qualify as a Level 1 or Level 2 Rating Period during which the Benchmark Debt is rated BBB or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or Baa2 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

               "Level 4 Rating Period" means any period which does not qualify as a Level 1, Level 2 or Level 3 Rating Period during which the Benchmark Debt is rated BBB- or higher by S&P (or a comparable rating from any generally recognized successor to S&P) or Baa3 or higher by Moody's (or a comparable rating from any generally recognized successor to Moody's) (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

               "Level 5 Rating Period" means any period which does not qualify as a Level 1, Level 2, Level 3 or Level 4 Rating Period (it being understood that, for this purpose, such ratings shall be subject to the Split Rating Adjustment).

               "Lien" means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

               "Loan" has the meaning specified in Section 2.01.

               "Majority Lenders" means Lenders having Pro Rata Shares of more than 50% (provided that, for purposes of this definition, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders having such amount of the Pro Rata Shares or (ii) determining the amount of the Commitments and/or the Loans which constitute 100% of the Pro Rata Shares).

               "Material Adverse Change" and "Material Adverse Effect" each means, relative to any occurrence, fact or circumstances of whatsoever nature (including, without limitation, any determination in any litigation, arbitration or governmental investigation or proceeding), (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of the Borrower and its consolidated Subsidiaries (including Commonwealth and PECO), taken as a whole or (ii) any materially adverse effect on the validity or enforceability of this Agreement or any of the Notes.

               "Material Subsidiary" means each of Commonwealth, PECO and Genco and any holding company for any of the foregoing.

               "Maturity Date" means October 12, 2001 (or such earlier date on which the Loans become due and payable in full).

               "Merger Agreement" means the Amended and Restated Agreement and Plan of Exchange and Merger, dated as of September 22, 1999, as amended and restated as of January 7, 2000 and as of October 10, 2000, among PECO Energy Company, Newholdco Corporation (now known as Exelon Corporation) and Unicom Corporation.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

               "Net Cash Proceeds" means any cash proceeds received by the Borrower or Genco pursuant to any issuance of equity securities or Debt of the types described in clause (i) or (ii) of the definition of "Debt", net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions, upfront fees and legal, accounting and investment banking fees).

               "Nonrecourse Indebtedness" means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

               (i) recourse to the named obligor with respect to such Debt (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

               (ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

               (iii) recourse to the Debtor generally or indirectly to any
                    Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

               "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the Loan of such Lender to the Borrower.

               "Notice of Drawdown" has the meaning specified in Section
          2.02(a).

               "OECD" means the Organization for Economic Cooperation and Development.

               "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

               "PECO" means PECO Energy Company, a Pennsylvania corporation.

               "PECO Mortgage" means the First and Refunding Mortgage, dated as of May 1, 1923, between The Counties Gas & Electric Company (to which PECO is successor) and Fidelity Trust Company, Trustee (to which First Union National Bank is successor), as amended, supplemented or refinanced from time to time, provided that no effect shall be given to any amendment, supplement or refinancing after the date of this Agreement that would broaden the definition of "excepted encumbrances" as defined in the PECO Mortgage as constituted on the date of this Agreement.

               "PECO/Unicom Merger" means the merger described in the Proxy Statement (including the share exchange pursuant to which holders of common stock of PECO will receive a corresponding number of shares of common stock of the Borrower and the subsequent merger of Unicom into the Borrower pursuant to which the holders of common stock of Unicom will receive 0.875 common shares of the Borrower and $3.00 in cash for each share of common stock of Unicom).

               "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

               "Prime Rate" means a rate per annum equal to the prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

               "Principal Subsidiary" means (i) each Utility Subsidiary and
          (ii) each other Subsidiary of the Borrower the assets of which exceeded $75,000,000 in book value at any time during the preceding 24-month period.

               "Pro Rata Share" means, for any Lender, the percentage which
          (a) the sum of such Lender's Commitment and the outstanding principal amount of such Lender's Loan is of (b) the sum of all Commitments of all Lenders plus the outstanding principal amount of all Loans.

               "Proxy Statement" means the Joint Proxy Statement for 2000 Annual Meetings of Shareholders and Prospectus dated May 15, 2000 issued by PECO and Unicom.

               "Rating Period" means a Level 1 Rating Period, a Level 2 Rating Period, a Level 3 Rating Period, a Level 4 Rating Period or a Level 5 Rating Period, as the case may be.

               "Reference Banks" means Bank One, Citibank, N.A. and Credit Suisse First Boston]

               "Register" has the meaning specified in Section 8.07(c).

               "Reportable Event" means a reportable event as defined in
          Section 4043 of ERISA and regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

               "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

               "Sithe Acquisition" means the acquisition by a subsidiary of the Borrower of 49.9% of Sithe Energies' North American businesses pursuant to the Stock Purchase Agreement dated as of August 11, 2000 among Exelon (Fossil) Holdings, Inc., as Buyer, certain stockholders of Sithe Energies, Inc. and Sithe Energies, Inc.

               "SPC" shall have the meaning assigned to that term in Section 8.07(h).

               "Special Purpose Subsidiary" means a direct or indirect wholly owned corporate Subsidiary of the Borrower, substantially all of the assets of which are "intangible transition property" (as defined in Section 18-102 of the Illinois Public Utilities Law, as amended, or in 66 Pa. Cons. Stat. Ann. ss.2812(g) (West Supp. 1997) or any successor provision of similar import) and proceeds thereof, formed solely for the purpose of holding such assets and issuing such Transitional Funding Instruments, and which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

               "Split Rating Adjustment": For the purpose of determining the appropriate Rating Period, the rating of the Benchmark Debt shall be subject to adjustment as follows. If the Benchmark Debt is rated at equivalent rating levels, then no adjustment shall apply. If the Benchmark Debt is rated not more than one rating level apart by S&P (or any generally accepted successor to S&P) and Moody's (or any generally accepted successor to Moody's), then the higher rating shall apply. Otherwise, the intermediate rating at the midpoint shall apply. If there is no midpoint, the higher of the two intermediate ratings will apply. For this purpose, (i) determination of the rating level shall take into account "+" and "-" modifiers to S&P ratings and numerical modifiers to Moody's ratings (so that, for example, an S&P rating of A- shall be deemed equivalent to a Moody's rating of A3, an S&P rating of BBB+ shall be deemed equivalent to a Moody's rating of Baa1, an S&P rating of BBB shall be deemed equivalent to a Moody's rating of Baa2, an S&P rating of BBB- shall be deemed equivalent to a Moody's rating of Baa3, and so on), and (ii) by way of clarification, in the event the Benchmark Debt is rated by only one of the two referenced rating agencies, such rating shall be deemed to be reduced to the next lower rating level.

               "Subordinated Deferrable Interest Securities" means all obligations of the Borrower and its Subsidiaries, as set forth from time to time in the consolidated balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(b) hereof, in respect of "ComEd-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts" or "Company-Obligated Mandatorily Redeemable Preferred Securities of a Partnership."

               "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries).

               "Syndication Agent" means Citibank, N.A.

               "Termination Date" means the earliest of (i) February 16, 2001,
          (ii) the date of the second drawdown hereunder or (iii) the date of termination in whole of the Commitments pursuant to Section 2.04 or
          Section 6.01.

               "Transitional Funding Instrument" means any instruments, pass-through certificates, notes, debentures, certificates of participation, bonds, certificates of beneficial interest or other evidences of indebtedness or instruments evidencing a beneficial interest which (i) in the case of Commonwealth (A) are issued pursuant to a "transitional funding order" (as such term is defined in Section 18-102 of the Illinois

               Public Utilities Act, as amended) issued by the Illinois Commerce Commission at the request of an electric utility and (B) are secured by or otherwise payable from non-bypassable cent per kilowatt hour charges authorized pursuant to such order to be applied and invoiced to customers of such utility and (ii) in the case of PECO, are "transition bonds" (as defined in 66 Pa. Cons. Stat. Ann. ss/2812(g) (West Supp. 1997), or any successor provision of similar import), representing a securitization of "intangible transition property" (as defined in the foregoing statute). The instrument funding charges so applied and invoiced must be deducted and stated separately from the other charges invoiced by such utility against its customers.

               "Unfunded Liabilities" means, (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, and (ii) in the case of any Multiemployer Plan, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.

               "Unicom" means, prior to the PECO/Unicom Merger, Unicom Corporation, an Illinois corporation.

               "Utility Subsidiary" means Commonwealth, PECO and each other Subsidiary of the Borrower that is engaged principally in the generation, transmission, or distribution of electricity or gas and is subject to regulation as a public utility by federal or state regulatory authorities.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. Accounting Principles. As used in this Agreement, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing PECO's audited consolidated financial statements as of December 31, 1999 and for the fiscal year then ended. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by the Borrower apply accounting principles other than GAAP, the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements to GAAP to the extent relevant to the calculations set forth in such compliance certificate.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Loans. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (each a "Loan") to the Borrower in an amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"). The Borrower may borrow the Loans in up to two drawdowns on any Business Day during the period from the date hereof until the Termination Date. Each drawdown shall be on an integral multiple of $5,000,000. The Loan of each Lender may be divided into tranches which may be Base Rate Advances or Eurodollar Rate Advances; provided that each Lender's Advances shall be maintained so that at all times such Lender has a Pro Rata Share of each Borrowing. Each Borrowing comprised of Base Rate Advances shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000, and each Borrowing comprised of Eurodollar Rate Advances shall be in the amount of $10,000,000 or a higher integral multiple of $1,000,000.

          SECTION 2.02. The Drawdowns. Each drawdown shall be made on notice, given not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of the proposed drawdown if such drawdown is to include Eurodollar Rate Advances, and on the date of the proposed drawdown if such drawdown is solely comprised of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of drawdown (a "Notice of Drawdown") shall be sent by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such drawdown, (ii) Type of Advances to be made in connection with such drawdown, (iii) aggregate amount of such drawdown (which, in the case of the first drawdown, shall not exceed $525,000,000 and, in the case of the second drawdown, shall not exceed the aggregate amount of the remaining Commitments), and (iv) in the case of a drawdown which includes one or more Borrowings of Eurodollar Rate Advances, the initial Interest Period for each such Borrowing. Each Lender shall, before 12:00 Noon (Chicago time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's Pro Rata Share of such drawdown. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

               (b) Each Notice of Drawdown shall be irrevocable and binding on the Borrower. If a Notice of Drawdown specifies that the related drawdown is to include Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Drawdown the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Advance to be made by such Lender as part of such drawdown when such Eurodollar Rate Advance, as a result of such failure, is not made on such date.

               (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of a drawdown that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such drawdown, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such drawdown in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally (but without duplication) agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate (or the average of the rates) applicable at the time to Advances made in connection with such drawdown and (ii) in the case of such Lender, the Federal Funds Rate.

               (d) The failure of any Lender to fund any portion of the Loan to be made by it on the date of a drawdown shall not relieve any other Lender of its obligation, if any, hereunder to fund the relevant portion of its Loan on the date of such drawdown, but no Lender shall be responsible for the failure of any other Lender to fund any portion of the Loan to be made by such other Lender on the date of a drawdown.

               (e) Notwithstanding anything to the contrary contained herein, no more than six Borrowings comprised of Eurodollar Rate Advances may be outstanding at any time.

          SECTION 2.03. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily undrawn portion of such Lender's Commitment from the date on which the Administrative Agent determines the conditions set forth in
Section 3.01 are satisfied in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Termination Date, payable on December 31, 2000 (if the Termination Date has not previously occurred) and on the Termination Date, at a percentage rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time, changing when and as the Applicable Commitment Fee Rate changes.

               (b) The Borrower agrees to pay to the Administrative Agent and the Lead Arrangers, for their respective accounts, such additional fees, in such amounts and payable on such dates as may be agreed to in writing from time to time between the Borrower and the Administrative Agent or the Lead Arrangers, as the case may be.

          SECTION 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the undrawn portions of the respective Commitments of the Lenders;

provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple thereof. In addition, (i) on the date of the first drawdown of the Loans, the Commitment of each Lender shall be reduced by the principal amount of the Advance of such Lender on such date;
(ii) concurrently with the receipt by the Borrower or Genco of any Net Cash Proceeds, the Commitment of each Lender shall be further reduced by an amount equal to such Lender's Pro Rata Share of the remainder (rounded down, if necessary, to an integral multiple of $1,000,000) of (x) all Net Cash Proceeds received since the Closing Date minus (y) the sum of the aggregate amount of such Net Cash Proceeds previously applied, or concurrently required to be applied, to prepay Loans pursuant to Section 2.10(b) plus the amount of Net Cash Proceeds previously applied to reduce the Commitments pursuant to this clause (ii); and (iii) upon the making of the second drawdown, the Commitments shall be reduced to zero.

          SECTION 2.05. Repayment of Loans. The Borrower shall repay the principal amount of each Loan on or before the Maturity Date.

          SECTION 2.06. Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance of each Lender, at the following rates per annum:

               (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable on the last day of each calendar quarter and on the date such Base Rate Advance shall be Converted or paid in full.

               (b) Eurodollar Rate Advances. Subject to Section 2.07, if such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Rate Advance (or, if such Interest Period is six months, accrued interest shall be payable on the day that is three months and on the day that is six months from the date such Advance was made) or, if earlier, on the date such Eurodollar Rate Advance is Converted or paid in full.

          SECTION 2.07. Additional Interest on Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, for each Interest Period for such Eurodollar Rate Advance, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance; provided that no Lender shall be entitled to demand such additional interest more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such additional interest to the extent that such additional interest relates to the retroactive application of the reserve requirements described above if such demand is made within 90 days after the implementation of such retroactive reserve requirements. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

               (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(b).

               (c) If all of the Reference Banks fail to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                    (i) the Administrative Agent shall forthwith notify the
               Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                    (ii) each such Advance will automatically, on the last
               day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                    (iii) the obligation of the Lenders to make, or to
               Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

               (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                    (i) each Eurodollar Rate Advance will automatically, on
               the last day of the then existing Interest Period therefor (unless prepaid prior to such date), Convert into a Base Rate Advance, and

                    (ii) the obligation of the Lenders to make, or to
               Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. Conversion of Advances. (a) Voluntary. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Advances, and on the date of any proposed Conversion into Base Rate Advances, and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances of one Type made in connection with the same Borrowing into Advances of the other Type or Eurodollar Rate Advances having a new Interest Period; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances or Eurodollar Rate Advances having a new Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Rate Advances, the duration of the Interest Period for such Advances.

               (b) Automatic. If the Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for any Borrowing comprising Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and
Section 2.09(a), the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          SECTION 2.10. Prepayments. (a) The Borrower may, upon at least three Business Days' notice in the case of any prepayment of Eurodollar Rate Advances, or one Business Day's notice in the case of any prepayment of Base Rate Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Eurodollar Rate Advances and $5,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Base Rate Advances.

              (b) Concurrently with the receipt by the Borrower or Genco of any Net Cash Proceeds, the Borrower shall make a prepayment of the Loans in an amount equal to the remainder (rounded down, if necessary, to an integral multiple of $1,000,000) of (i) all Net Cash Proceeds received since the Closing Date minus (ii) the sum of the aggregate amount of such Net Cash Proceeds previously applied to prepay Loans pursuant to this Section
2.10(b) plus the aggregate amount of Net Cash Proceeds applied to reduce the Commitments pursuant to clause (ii) of the second sentence of Section
2.04. Any such prepayment shall be applied ratably to the Loans of the Lenders in accordance with their respective Pro Rata Shares and to such Advances as the Borrower shall specify.

              (c) If the Borrower prepays any Eurodollar Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment. The Borrower shall have no right to reborrow any portion of a Loan which has been prepaid.

          SECTION 2.11. Increased Costs. (a) If on or after the date of this Agreement, any Lender determines that (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) shall increase the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts (without duplication of any amount payable pursuant to Section 2.14) sufficient to compensate such Lender for such increased cost; provided that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

              (b) If any Lender determines that, after the date of this Agreement, compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) regarding capital adequacy requirements affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (including, in any event, any determination after the date of this Agreement by any such governmental authority or central bank that, for purposes of capital adequacy requirements, any Lender's Commitment hereunder does not constitute a commitment with an original maturity of one year or less) and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the Loan made by such Lender, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the Advances made by such Lender; provided that no Lender shall be entitled to demand such compensation more than one year following the later of the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive Law, interpretation, guideline or request. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding, for all purposes, absent manifest error.

              (c) Any Lender claiming compensation pursuant to this Section
2.11 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such compensation that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations to make or maintain Eurodollar Rate Advances hereunder, (i) Advances into, Eurodollar Rate Advances shall be suspended (subject to the following paragraph of this Section 2.12) until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) all Eurodollar Rate Advances of such Lender then outstanding shall, on the last day of then applicable Interest Period (or such earlier date as such Lender shall designate upon not less than five Business Days prior written notice to the Administrative Agent), be automatically Converted into Base Rate Advances.

              If the obligation of any Lender to make or maintain Eurodollar Rate Advances has been suspended pursuant to the preceding paragraph, then, unless and until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, (i) all Advances that would otherwise be made or maintained by such Lender as Eurodollar Rate Advances shall instead be made or maintained as Base Rate Advances and (ii) to the extent that Eurodollar Rate Advances of such Lender have been Converted into Base Rate Advances pursuant to the preceding paragraph or made instead as Base Rate Advances pursuant to the preceding clause (i), all payments and prepayments of principal that would have otherwise been applied to such Eurodollar Rate Advances of such Lender shall be applied instead to such Base Rate Advances of such Lender.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 10:00 A.M. (Chicago time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds without setoff, counterclaim or other deduction. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment and facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.07, 2.11, 2.12 (with respect to interest on a Base Rate Advance which, absent an event described in such Section, would otherwise be a Eurodollar Rate Advance),
2.14 or 8.04(b)) to
the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

              (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

              (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of commitment fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative
Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

              (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

              (f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies to the extent arising from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes").

              (c) No Lender may claim or demand payment or reimbursement in respect of any Taxes or Other Taxes pursuant to this Section 2.14 if such Taxes or Other Taxes, as the case may be, were imposed solely as the result of a voluntary change in the location of the jurisdiction of such Lender's Applicable Lending Office.

              (d) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

              (e) Prior to the date of the first drawdown in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter within 30 days from the date of request if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States and no Lender may claim or demand payment or reimbursement for such withheld taxes pursuant to this Section 2.14.

              (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

              (g) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.14 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.14, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If, within one year after the payment of any such amount to the Borrower, such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.14(g), the Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 2.14(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.14(g) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.14(f)) so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of any Lender.

              (h) Without prejudice to the survival of any other agreement of the Borrower or any Lender hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes; provided that no Lender shall be entitled to demand any payment under this
Section 2.14 more than one year following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment;
provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section
2.14 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loan (other than pursuant to Section 2.02(c), 2.07, 2.11, 2.12 (with respect to interest on a Base Rate Advance which, absent an event described in such Section, would otherwise be a Eurodollar Rate Advance), 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                ARTICLE III

                           CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to First Drawdown. The obligation of each Lender to make the relevant portion of its Loan available in connection with the first drawdown is, in addition to the conditions precedent set forth in Section 3.03, is subject to the satisfaction, prior to or concurrently with the making of such drawdown, of each of the following conditions precedent:

              (a) Documents and Other Agreements. The Administrative Agent shall have received on or before the day of the first drawdown the following, each dated the same date (or such other date as is satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent and (except for the Notes) with one copy for each Lender:

                    (i) The Notes payable to the order of each of the
               Lenders, respectively;

                    (ii) Certified copies of the resolutions of the Board
               of Directors of the Borrower approving the transactions contemplated by this Agreement and the Notes, and of all documents evidencing other necessary corporate action with respect to this Agreement and the Notes;

                    (iii) A certificate of the Secretary or an Assistant
               Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Articles of Incorporation and the By-laws of the Borrower, in each case as in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement and the Notes;

                    (iv) A Federal Reserve Form U-1, appropriately
               completed;

                    (v) A certificate signed by either the chief financial
               officer, principal accounting officer or treasurer of the Borrower stating that (A) the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date,
               (B) no event has occurred and is continuing on the date of such certificate that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (C) the PECO/Unicom Merger has been completed;

                    (vi) A copy of the order of the Securities and Exchange
               Commission granting the Application-Declaration of Form U-1 in File No. 70-9645, as amended, with regard to the acquisition by Borrower of the common stock of Commonwealth, PECO, Genco and the other transactions described therein.

                    (vii) favorable opinion of Ballard Spahr Andrews
               Ingersoll, LLP, special counsel for the Borrower, substantially in the form of Exhibit D hereto; and

                    (viii) A favorable opinion of Mayer, Brown & Platt,
               counsel for the Administrative Agent, substantially in the form of Exhibit E hereto.

              (b) Unicom/PECO Merger. The Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the PECO/Unicom Merger will be completed on or before the date of such drawdown.

          SECTION 3.02. Conditions Precedent to Second Drawdown. The obligation of each Lender to make the relevant portion of its Loan available in connection with the second drawdown is, in addition to the conditions precedent set forth in Section 3.03, subject to the satisfaction, prior to or concurrently with the making of such drawdown, of each of the following conditions precedent:

              (a) Certificate. A certificate signed by either the chief financial officer, principal accounting officer or treasurer of the Borrower stating that (A) the representations and warranties contained in
Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and (B) no event has occurred and is continuing on the date of such certificate that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

              (b) Sithe Acquisition. The Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Sithe Acquisition has been (or concurrently with such drawdown will be) completed.

          SECTION 3.03. Conditions Precedent to Each Drawdown. The obligation of each Lender to make the relevant portion of its Loan available in connection with each drawdown is subject to the further conditions precedent that on the date of such drawdown the following statements shall be true, and each of the giving of the applicable Notice of Drawdown and the acceptance by the Borrower of the proceeds of such drawdown shall constitute a representation and warranty by the Borrower that on the date of such drawdown such statements are true:

                    (A) The representations and warranties contained in
               Section 4.01 are correct on and as of the date of such drawdown, before and after giving effect to such drawdown and to the application of the proceeds therefrom, as though made on and as of such date; and

                    (B) No event has occurred and is continuing, or would
               result from such drawdown or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both (it being understood for clarification that without limiting the foregoing, it is a condition of this clause (B) that the Borrower shall be in compliance with Section 5.01(a)(iv),
               Section 5.02(a) and Section 5.02(c) upon giving effect to such drawdown).


                                 ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

              (a) The Borrower is a corporation duly organized. validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

              (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Borrower's Articles of Incorporation or Bylaws,
(ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

              (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, except, upon completion of the PECO/Unicom Merger, approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935.

              (d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

              (e) (i) The consolidated balance sheet of PECO and its Subsidiaries as at December 31, 1999, and the related statements of income and retained earnings and of cash flows of PECO and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the unaudited consolidated balance sheet of PECO and its Subsidiaries as at June 30, 2000, and the related unaudited statements of income for the six-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject, in the case of such balance sheets and statements of income for the period ended June 30, 2000, to year-end adjustments) the consolidated financial condition of PECO and its Subsidiaries as at such dates and the consolidated results of the operations of PECO and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP. (ii) The consolidated balance sheet of Unicom and its Subsidiaries as at June 30, 2000 and the related consolidated statements of income, retained earnings and cash flows of Unicom for the twelve months then ended, together with the report thereon of Arthur Anderson LLP included in Unicom's Quarterly Report on Form 10-Q for the fiscal quarter then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject to year-end adjustments) the consolidated financial condition of Unicom and its Subsidiaries as at such date and the consolidated results of the operations of Unicom and its Subsidiaries for the period ended on such date in accordance with GAAP. (iii) The unaudited pro forma combined condensed financial data of PECO and Unicom set forth in the Proxy Statement fairly presents the pro forma financial condition of the Borrower as at December 31, 1999 and as at and for the three months ended March 31, 2000 (in each case giving effect to the purchase of Unicom by PECO). (iv) Since December 31, 1999, in the case of PECO, June 30, 2000, in the case of Commonwealth, and the date of preparation of the pro forma financial data referred to in clause (iii) above, in the case of the Borrower, there has been no Material Adverse Change.

              (f) Except as disclosed in PECO's, Unicom's or the Borrower's Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Lenders (including reports filed prior to the date of execution and delivery of this Agreement and reports delivered to the Lenders pursuant to Section 5.01(b)), there is no pending or threatened action, investigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or threatened action or proceeding against the Borrower or its Subsidiaries that purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

              (g) Except as contemplated by the Merger Agreement, no proceeds of any Loan have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

              (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and, except as contemplated by the Merger Agreement, no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Borrower and its Material Subsidiaries is represented by margin stock.

              (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing under this Agreement, no steps have been taken to terminate any Plan, and no contribution failure by the Borrower or any member of the Controlled Group has occurred with respect to any Plan. No condition exists or event or transaction has occurred with respect to any Plan (including any Multiemployer Plan) which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.


                                 ARTICLE V

                         COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, and, in the case of
Section 5.01(a), will cause its Principal Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:

              (a) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes.

                    (i) keep proper books of record and account, all in
               accordance with generally accepted accounting principles;

                    (ii) subject to Section 5.02(b), preserve and keep in
               full force and effect its existence;

                    (iii) maintain and preserve all of its properties
               (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

                    (iv) comply in all material respects with the
               requirements of all applicable laws, rules, regulations and orders (including those of any governmental authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have either a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement and the Notes;

                    (v) maintain insurance with responsible and reputable
               insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Principal Subsidiaries operate;

                    (vi) at any reasonable time and from time to time,
               pursuant to prior notice delivered to the Borrower, permit any Lender, or any agents or representatives of any thereof, to examine and, at such Lender's expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Principal Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers; provided that any non-public information (which has been identified as such by the Borrower) obtained by any Lender, or any of their respective agents or representatives pursuant to this subsection (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to any other party to this Agreement, its examiners, affiliates, outside auditors, counsel or other professional advisors in connection with the Agreement or if otherwise required to do so by law or regulatory process; and

                    (vii) use the proceeds of the first drawdown to make
               the payments to common shareholders of Unicom required by the Merger Agreement and to pay interest on the Loans; and use the proceeds of the second drawdown to consummate the Sithe Acquisition.

              (b) Reporting Requirements. Furnish to the Lenders:

                    (i) as soon as possible, and in any event within 5
               Business Days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto;

                    (ii) as soon as available and in any event within 60
               days after the end of each of the first three quarters of each fiscal year of the Borrower (commencing with the quarter ending March 31, 2001), a copy of the Borrower's Quarterly Report on Form 10Q filed with the Securities and Exchange Commission with respect to such quarter, together with a certificate of an authorized officer of the Borrower stating that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if any Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

                    (iii) as soon as available and in any event within 105
               days after the end of each fiscal year of the Borrower, a copy of the Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year, together with a certificate of an authorized officer of the Borrower stating that no Event of Default, or event which, with notice of lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if any Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

                    (iv) concurrently with the delivery of the annual and
               quarterly reports referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit F, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower;

                    (v) except as otherwise provided in subsections (ii)
               and (iii) above, promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all Reports on Form 10K, 10Q or 8K, and registration statements and prospectuses that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee or dividend reinvestment plans of the Borrower or such Subsidiary);

                    (vi) promptly upon becoming aware of the institution of
               any steps by the Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan, which could result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty; and

                    (vii) such other information respecting the condition,
               operations, business or prospects, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

          SECTION 5.02. Negative Covenants. So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder (except with respect to subsection (a), which shall be applicable only as of the date hereof and at any time any Advance is outstanding hereunder), the Borrower will not, without the written consent of the Majority Lenders:

              (a) Limitation on Liens. Create, incur, assume or suffer to exist, or permit any of its Material Subsidiaries to create, incur, assume or suffer to exist, any Lien on its respective property, revenues or assets, whether now owned or hereafter acquired except (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business; (ii) Liens on the capital stock of or any other equity interest in any of the Borrower's Subsidiaries (excluding the stock of Commonwealth, PECO, Genco and any holding company for any of the foregoing) or any such Subsidiary's assets to secure Nonrecourse Indebtedness; (iii) Liens upon or in any property acquired by the Borrower or any of its Material Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property; (iv) Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause
(iii)); (v) Liens on the property, revenues and/or assets of any Person that exist at the time such Person becomes a Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens; (vi) Liens arising under the Commonwealth Mortgage and "permitted liens" as defined in the Commonwealth Mortgage; (vii) Liens granted under the PECO Mortgage and "excepted encumbrances" as defined in the PECO Mortgage; (viii) Liens granted in connection with any financing arrangement for the purchase of nuclear fuel or the financing of pollution control facilities, limited to the fuel or facilities so purchased or acquired; (ix) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts; (x) Liens securing PECO's notes collateralized solely by mortgage bonds of PECO issued under the terms of the PECO Mortgage, (xi) Liens arising in connection with sale and leaseback transactions entered into by PECO or a Subsidiary thereof, but only to the extent (A) the proceeds received by PECO or such Subsidiary from such sale shall immediately be applied to retire mortgage bonds of PECO issued under the terms of the PECO Mortgage, or (B) the aggregate purchase price of assets sold pursuant to such sale and leaseback transactions where such proceeds are not so applied shall not exceed $1,000,000,000; (xii) Liens granted by a Special Purpose Subsidiary to secure Transitional Funding Instruments of such Special Purpose Subsidiary; and (xiii) Liens, other than those described in clauses (i) through (xii) of this subsection granted by the Borrower or any of its Material Subsidiaries in the ordinary course of business securing Debt of the Borrower and its Material Subsidiaries in an amount not to exceed $50,000,000 in the aggregate at any one time outstanding.

              (b) Mergers and Consolidations; Disposition of Assets. Except for the PECO/Unicom Merger, merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets
(whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary, (ii) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to the Borrower and (iii) the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Person; provided in each case, immediately thereafter in giving effect thereto, no Event of Default or event that would, with the giving of notice or the passage of time or both constitute an Event of Default shall have occurred and be continuing and (A) in the case of any such merger, consolidation or transfer of assets to which the Borrower is a party, either (x) the Borrower shall be the surviving corporation or (y) the surviving corporation shall be an Eligible Successor and shall have assumed all of the obligations of the Borrower under this Agreement and the Notes pursuant to a written instrument in form and substance satisfactory to the Administrative Agent, (B) subject to clause (A) above, in the case of any such merger to which a Principal Subsidiary is a party, a Principal
Subsidiary shall be the surviving corporation and (C) subject to clause (A) above, in the case of any such merger to which a Material Subsidiary is a party, a Material Subsidiary shall be the surviving corporation.

              (c) Financial Covenant. Permit Consolidated Adjusted Total Debt to exceed 65% of Consolidated Adjusted Total Capitalization at any time.

              (d) Continuation of Businesses. Engage in, or permit any Subsidiary to engage in, any material line of business other than businesses engaged in by the Borrower and its Subsidiaries as of the date hereof (assuming the PECO/Unicom Merger had been completed) and reasonable extensions thereof.

              (e) Capital Structure. Fail to complete the PECO/Unicom Merger within one Business Day after the first drawdown hereunder; fail at any time thereafter to own, free and clear of all Liens, 95% of the issued and outstanding shares of common stock of Commonwealth and 100% of the issued and outstanding shares of common stock of PECO (or of a holding company which owns, free and clear of all Liens, 95% of the issued and outstanding shares of common stock of Commonwealth and 100% of the issued and outstanding shares of common stock of each of PECO); or fail, at any time after the date on which Commonwealth and/or PECO transfers any substantial part of its generating assets to Genco, to own, free and clear of all Liens, 100% of the issued and outstanding common shares of GENCO (or of a holding company which owns, free and clear of all Liens, 100% of the common shares of GENCO).

              (f) Restrictive Agreements. Permit either PECO or Commonwealth to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of either PECO or Commonwealth to declare or pay dividends to the Borrower, except, in the case of PECO, for (i) existing restrictions relating to the priority of payments on its subordinated debentures contained in the Indenture dated as of July 1, 1994 between PECO Energy Company and First Union National Bank, as trustee, as amended and supplemented to the date hereof, and (ii) existing restrictions relating to the priority payment of quarterly dividends on its preferred stock contained in its Amended and Restated Articles of Incorporation as in effect on the date hereof.


                                 ARTICLE VI

                             EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or interest thereon or any other amount payable under this Agreement or any of the Notes within three
Business Days after the same becomes due and payable; or

              (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

              (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.02, Section 5.01(a)(vii) or
Section 5.01(b)(i), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Lender); or

              (d) The Borrower or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes, Nonrecourse Indebtedness and Transitional Funding Instruments) of the Borrower or such Principal Subsidiary (as the case may be) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of the Borrower or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change; or

              (e) The Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property,) shall occur; or the Borrower or any Principal Subsidiary (other than a Special Purpose Subsidiary) shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

              (f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $50,000,000 (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be rendered against the Borrower or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
(ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (g) (i) Any Reportable Event that the Majority Lenders determine in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer a Plan shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Administrative Agent or (ii) any Plan shall be terminated, or (iii) a Trustee shall be appointed by an appropriate United States District Court to administer any Plan or (iv) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any

Plan; provided, however that on the date of any event described in clauses
(i) through (iv) above the Unfunded Liabilities of such Plan exceed
$20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the respective Commitments of the Lenders to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the principal amount outstanding under the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the principal amount outstanding under the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Principal Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make any Loan shall automatically be terminated and (B) the principal amount outstanding under the Notes, all such interest and all such amounts shall automatically and immediately become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                ARTICLE VII

                                 THE AGENTS

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agents' Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their respective own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (i) the Administrative Agent may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) the Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) the Administrative Agent makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) the Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) the Administrative Agent shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) the Administrative Agent shall not incur any liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Agents and Affiliates With respect to its Commitment, Advances and Notes, each of Bank One, Citibank, N.A. and Credit Suisse First Boston shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Bank One, Citibank, N.A. and Credit Suisse First Boston in its individual capacity. Each of Bank One, Citibank, N.A., Credit Suisse First Boston and their affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if it were not an Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of the Lenders (or if no Notes are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which such Agent is not reimbursed by the Borrower.

          SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

          SECTION 7.07. Documentation Agent, Syndication Agent and Lead Arrangers. The titles "Documentation Agent," "Syndication Agent" and "Lead Arrangers" are purely honorific, and the "Documentation Agent," "Syndication Agent" and the "Lead Arrangers" shall have no duties or responsibilities in such capacity.


                                ARTICLE VIII

                               MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, or
(f) amend this Section 8.01; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 10 South Dearborn Street, 37th floor, Chicago, Illinois 60603,
Attention: Vice President-Finance and Treasurer, Telecopy: (312) 394-2867; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1 Bank One Plaza, Mail Suite 0634, 1FPN-10, Chicago, Illinois 60670,
Attention: Mr. Ron Cromey, Telecopy: (312) 732-4840 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses; Indemnification. (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent and the Lead Arrangers in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees, internal charges and out-of-pocket expenses of counsel (including, without limitation, in-house counsel) for such Agents with respect thereto and with respect to advising such Agents as to their respective rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the any Agent or any Lender in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

              (b) If any payment of principal of, or Conversion of any Eurodollar Rate Advance, is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
Section 2.09 or 2.12 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amount required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

              (c) The Borrower hereby agrees to indemnify and hold each
Lender, each Agent and each of their respective Affiliates, officers, directors and employees (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may pay or incur arising out of or relating to this Agreement, the Notes or the transactions contemplated thereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance, provided that the Borrower shall not be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Indemnified Person's gross negligence or willful misconduct. The Borrower's obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Administrative Agent under this Agreement and the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section
8.04(c)  are  unenforceable  for any  reason,  the  Borrower  agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may, with the prior written consent of the Borrower and the Administrative Agent (neither of which consents shall be unreasonably withheld or delayed), and if demanded by the Borrower pursuant to subsection (g) hereof shall to the extent required by such subsection (g), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loan owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the aggregate amount of the Loan and remaining Commitment (if any) of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or, if less, the entire amount of such Lender's Loan and remaining Commitment, and shall be an integral multiple of $1,000,000 or such Lender's entire Loan and remaining Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (which shall be payable by one or more of the parties to the Assignment and Acceptance, and not by the Borrower, and shall not be payable if the assignee is a Bank, any Affiliate of any Bank or a Federal Reserve Bank), and (v) the consent of the Borrower shall not be required after the occurrence and during the continuance of any Event of Default. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (although an assigning Lender shall continue to be entitled to indemnification pursuant to Section 8.04(c)). Notwithstanding anything contained in this Section 8.07(a) to the contrary,
(A) the consent of the Borrower and the Administrative Agent shall not be required with respect to any assignment by any Lender to an Affiliate of such

Lender or to another Lender and (B) any Lender may at any time, without the consent of the Borrower or the Administrative Agent, and without any requirement to have an Assignment and Acceptance executed, assign all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that such assignment does not release the transferor Lender from any of its obligations hereunder.

              (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loan owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the

Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the sum of the Loan assigned to it and any remaining Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Loan or any Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the sum of the Loan and the remaining Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

              (e) Each Lender may sell participations to one or more banks or other entities (each, a "Participant") in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment, its Loan and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment (if any) to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Lender, other than any such amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Advance or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Advance or Commitment, releases any guarantor of any such Advance or releases any substantial portion of collateral, if any, securing any such Advance.

              (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender (subject to customary exceptions regarding regulatory requirements, compliance with legal process and other requirements of law).

              (g) If (i) any Lender shall make demand for payment under Section 2.11(a), 2.11(b) or 2.14 or (ii) shall deliver any notice to the Administrative Agent pursuant to Section 2.12 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Rate
Advances, then (in the case of clause (i)) within 60 days after such demand (if, but only if, such payment demanded under Section 2.11(a), 2.11(b) or 2.14 has been made by the Borrower), or (in the case of clause (ii)) within 60 days after such notice (if such suspension is still in effect), or as the case may be, the Borrower may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower and reasonably acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment (if any) and the Loan owing to it within the next succeeding 30 days. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignee for all of such Lender's Commitment or Loan, then such Lender may (but shall not be required to) assign such Commitment and Loan to any other Eligible Assignee in accordance with this Section 8.07 during such period.

              (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting
Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.07, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent, neither of which consents shall be unreasonably withheld or delayed) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any nonpublic information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.7(h) may not be amended in a manner which adversely affects a Granting Bank or an SPC without the written consent of such Granting Bank or SPC.

          SECTION 8.08. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
COMMONWEALTH OF PENNSYLVANIA.

          SECTION 8.09. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY UNITED STATES DISTRICT COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 8.10. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof.

              [Remainder of the page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        EXELON CORPORATION

                                        By____________________________
                                        Name:_________________________
                                        Title:________________________



















This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

                                    THE AGENTS

                                        BANK ONE, NA (Main Office Chicago),
                                        as Administrative Agent



                                        By_________________________________
                                        Name:  Kenneth J. Bauer
                                        Title: Authorized Agent





















This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

                                        CREDIT SUISSE FIRST BOSTON, as
                                        Documentation Agent

                                        By________________________________
                                        Name: ____________________________
                                        Title:____________________________
























This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

                                        CITIBANK, N.A., as Syndication
                                        Agent


                                        By________________________________
                                        Name: ____________________________
                                        Title:____________________________






















This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

                                 THE BANKS

Commitment


$416,666,666

                                        BANK ONE, NA (Main Office Chicago), as
                                        a Bank


                                        By_________________________________
                                        Name:  Kenneth J. Bauer
                                        Title: Authorized Agent






















This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

Commitment


$416,666,667

                                        CREDIT SUISSE FIRST BOSTON, as a
                                        Bank

                                        By_______________________________
                                        Name: ___________________________
                                        Title: __________________________























This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

Commitment


$416,666,667

                                        Citibank, N.A.as a Bank


                                        By_______________________________
                                        Name: ___________________________
                                        Title: __________________________























This is a signature page to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent.

                                 SCHEDULE I


Term Loan Agreement dated as of October 13, 2000, among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, N.A., as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A. as Syndication Agent.


                                   Domestic                      Eurodollar
Name of Bank                    Lending Office                 Lending Office
------------                    --------------                 --------------

Bank One, NA                    1 Bank One Plaza                    Same
                                Mail Suite 0634, 1FNP-10
                                Chicago, IL 60670
                                Attn: Ronald Cromey
                                Phone:  (312) 732-7494
                                Fax:    (312) 732-4840

Citibank, N.A.                  399 Park Avenue                     Same
                                4th Floor, Zone 20
                                New York, NY 10043
                                Attn: Tracy Smith
                                Phone:  (302) 894-6098
                                Fax:    (302) 894-6120

Credit Suisse First Boston      11 Madison Avenue                   Same
                                20th Floor
                                New York, NY 10010-3629
                                Attn: Jenaro Sarasola
                                Phone:  (212) 322-1384
                                Fax:    (212) 325-0593/0576

                                 EXHIBIT A

                                FORM OF NOTE

$____________________                        Dated:  [               ], 2000


          FOR VALUE RECEIVED, the undersigned, Exelon Corporation, a Pennsylvania corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________ (the "Lender") for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Term Loan Agreement referred to below) on the Maturity Date the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Loan made by the Lender to the Borrower pursuant to the Term Loan Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of each Loan at the rate(s) and at the time(s) specified in the Term Loan Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Bank One, NA, as Administrative Agent, at 1 Bank One Plaza, Chicago, Illinois 60670, in same day funds.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston as Documentation Agent, and Citibank, N.A. as Syndication Agent (as amended, modified or supplemented from time to time, the "Term Loan Agreement"). The Term Loan Agreement, among other things, (i) provides for the making of a Loan by the Lender to the Borrower in not more than two drawdowns in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

                                        EXELON CORPORATION


                                        By_____________________________
                                        Name:__________________________
                                        Title:_________________________

                                 EXHIBIT B

                             NOTICE OF DRAWDOWN

Bank One, NA, as Administrative Agent
for the Lenders which are parties to the Term Loan Agreement referred to below
1 Bank One Plaza
Chicago, Illinois 60670

                                                                     [Date]


          Attention:    Utilities Department
                        North American Finance Group

Ladies and Gentlemen:

          The undersigned, Exelon Corporation, refers to the Term Loan Agreement, dated as of October 13, 2000, among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank N.A., as Syndication Agent (as amended, modified or supplemented from time to time, the "Term Loan Agreement"), and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Term Loan Agreement that the undersigned hereby requests a drawdown under the Term Loan Agreement, and in that connection sets forth below the information relating to such drawdown (the "Proposed Drawdown") as required by Section 2.02(a) of the Term Loan Agreement:

               (i) The Business Day of the Proposed Drawdown is _____, 20___.

               (ii) The Type of Advances to be made in connection with the Proposed Drawdown is [Base Rate Advances] [Eurodollar Rate Advances].

               (iii) The aggregate amount of the Proposed Drawdown is $______.

               (iv) The Interest Period for each Advance made as part of the Proposed Drawdown is [__ month[s]].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Drawdown:

               (A) the representations and warranties contained in Section
          4.01 are correct, before and after giving effect to the Proposed Drawdown and to the application of the proceeds therefrom, as though made on and as of such date;

               (B) and no event has occurred and is continuing, or would result from such Proposed Drawdown or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                        Very truly yours,

                                        EXELON CORPORATION



                                        By___________________________
                                        Name:________________________
                                        Title:_______________________

                                 EXHIBIT C
                         ASSIGNMENT AND ACCEPTANCE

                            Dated _____, 20_____


          Reference is made to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston as Documentation Agent, and Citibank, N.A., as Syndication Agent (as amended, modified or supplemented from time to time, the "Term Loan Agreement"). Terms defined in the Term Loan Agreement are used herein with the same meaning.

          ________ (the "Assignor") and ________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Term Loan Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Term Loan Agreement, including, without limitation, such interest in the Assignor's Commitment (if any), the Loan owing to the Assignor (and a corresponding share of each Advance included therein), and the Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loan owing to the Assignee will be as set forth in Section 2 of Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Term Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note[s] for a new Note payable to the order of the Assignee in an amount equal to the sum of the Loan assigned to the Assignee and the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of (x) the Assignee in an amount equal to the sum of Loan assigned to the Assignee and the Commitment assumed by the Assignee pursuant hereto and (y) the Assignor in an amount equal to the sum of the Loan and the Commitment retained by the Assignor under the Term Loan Agreement, respectively as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Term Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender; (vi) none of the consideration used to make the purchase being made by the Assignee hereunder are "plan assets" as defined under ERISA and the rights and interests of the Assignee in and under the Term Loan Agreement will not be "plan assets" under ERISA [and] (vii) specifies as its, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Term Loan Agreement and the Notes].1

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Term Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.



----------------------

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                        [NAME OF ASSIGNOR]



                                        By___________________________
                                        Name:________________________
                                        Title:_______________________

                                        [NAME OF ASSIGNEE]


                                        By___________________________
                                        Name:________________________
                                        Title:_______________________

                                        Domestic Lending Office (and
                                          address for notices):
                                              [Address]

                                        Eurodollar Lending Office:
                                              [Address]

Consented to this ___ day
of ________, 20__

EXELON CORPORATION

By___________________________
Name:________________________
Title:_______________________


Consented to and Accepted this ____ day
of ________, 20__


BANK ONE, NA, as Administrative Agent

By___________________________
Name:________________________
Title:_______________________

                                 Schedule 1

                                     to

                         Assignment and Acceptance

                            Dated ______, 20____



Section 1.
----------

             Pro Rata Share:                                               __%


Section 2.
----------

             Assignee's Commitment:                                        $__

             Aggregate Outstanding Principal
               Amount of Loan
               owing to the Assignee:                                      $__


             A Note payable to the
               order of the Assignee

                                                Dated:_____, 20____

                                                      Principal amount:    $__

             A Note payable to the
               order of the Assignor

                                                Dated:_____, 20____

                                                      Principal amount:    $__



Section 3.
----------

         Effective Date2:                             _____, 20____




-------------------
2 This date should be no earlier than the date of acceptance by the Administrative Agent.

                                 EXHIBIT D

                      FORM OF OPINION OF BALLARD SPAHR
                          ANDREWS & INGERSOLL, LLP

                                                              _____, 20____


To each of the Agents and the Banks which is a party to the Term Loan Agreement, dated as of October 13, 2000, among Exelon Corporation, as
Borrower, the banks named therein, as Banks, Bank
One, NA, as Administrative Agent, Credit Suisse
First Boston, as Documentation Agent, and
Citibank, N.A., as Syndication Agent

          Re: Exelon Corporation

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(a)(vii) of the Term Loan Agreement, dated as of October 13, 2000, among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston as Documentation Agent, and Citibank, N.A. as Syndication Agent (as amended, modified or supplemented from time to time, the "Term Loan Agreement"). Unless otherwise specified, terms defined in the Term Loan Agreement are used herein as therein defined.

          We have acted as special counsel for the Borrower in connection with the preparation, execution and delivery of the Term Loan Agreement. In that capacity we have examined the following:

               (i) The Term Loan Agreement and the Notes;

               (ii) The documents furnished by the Borrower pursuant to
          Section 3.01 of the Term Loan Agreement;

               (iii) The Articles of Incorporation of the Borrower and all amendments thereto (the "Charter");

               (iv) The by-laws of the Borrower and all amendments thereto (the "By-laws"); and

               (v) A certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated ______ __, 2000, attesting to the continued subsistence of the Borrower in Pennsylvania.

          We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. We have assumed that the Agents and the Banks have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Term Loan Agreement.

          When an opinion or confirmation is given to our knowledge or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the lawyer who is the current primary contact for the Borrower and the individual lawyers in this firm who have participated in the specific transaction to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion, except as otherwise noted herein. Based upon the foregoing and subject to the exceptions, limitations and qualifications set forth herein, we are of the following opinion:

               1. The Borrower is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania.

               2. The execution, delivery and performance by the Borrower of the Term Loan Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Charter or the By-laws or (ii) any law of the United States or the Commonwealth of Pennsylvania (including, without limitation, any order, rule or regulation of the PPUC (or (iii) to the best of our knowledge, any agreement or instrument to which the Borrower is a party or by which it is bound, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

               3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States or the Commonwealth of Pennsylvania is required for the due execution, delivery and performance by the Borrower of the Term Loan Agreement or the Notes, except .

               4. The Term Loan Agreement and the Notes have been duly executed and delivered by the Borrower, and the Term Loan Agreement and the Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

               5. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               6. We confirm to you that to our knowledge, after inquiry of each lawyer who is the current primary contact for the Borrower or PECO or who has devoted substantive attention to matters on behalf of the Borrower or PECO during the preceding twelve months and who is still currently employed by or a member of this firm, except as disclosed in PECO's Annual Report on Form 10-K for the year ended December 31, 1999 and PECO's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, no litigation or governmental proceeding is pending or threatened in writing against the Borrower or PECO (i) with respect to the Term Loan Agreement or the Notes, or (ii) which is likely to have a material adverse effect upon the financial condition, business, properties or prospects of the Borrower and its subsidiaries taken as a whole.

          We draw to your attention the existence of the following two Pennsylvania statutes in connection with the fact that the Advances bear floating rates of interest:

               (vi) Section 911 of the Pennsylvania "Crime Code," 18 Pa. C.S.A. ss.911, enacted by the Act of December 6, 1972, P.L. 1482.
          Section 911 of the Crime Code bears a close resemblance to certain of the provisions of the Federal Racketeer Influenced and Corrupt Organizations Act of 1970, 18 U.S.C. ss.ss.19611968, commonly known as RICO, and is referred to hereinafter as the "Pennsylvania RICO Act." The Pennsylvania RICO Act provides, among other things, that it is a criminal offense, punishable as a felony, to "use or invest, directly or indirectly ... in the acquisition of any interest in, or the establishment or operation of, any enterprise" any income collected in full or partial satisfaction of a loan made "at a rate of interest exceeding 25%
          per annum... ."

               (vii) The Act of December 29, 1982, P.L. 1671, 18 Pa. C.S.A. ss.4806.1 et seq. (superseded volume) (the "Criminal Usury Statute"). The ------ Criminal Usury Statute provides, among other things, that it is a criminal offense, punishable as a felony, to engage in, "charging, taking or receiving any money ... on the loan ... of any money ... at a rate exceeding thirty-six percent per annum... ."

               (viii) The Criminal Usury Statute may have been repealed, but the manner in which the repeal was enacted leaves the matter subject to uncertainty.

          Both the Pennsylvania RICO Act and the Criminal Usury Statute appear to be intended by the legislature to apply only to racketeering and loan sharking type activities, and not to the type of commercial loan transaction evidenced by the Loan Document. Nevertheless, in view of the plain language of the Pennsylvania courts, we cannot say that the ultimate resolution of this issue is free from doubt.

          The foregoing opinions are subject to the following exceptions, limitations and qualifications:

               (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting creditors' rights and remedies generally, general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

               (b) We express no opinion as to the application or requirements of the Pennsylvania Securities Act or federal or state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental health and safety or tax laws in respect of the transactions contemplated by or referred to in the Term Loan Agreement.

               (c) We express no opinion as to the validity or enforceability of any provision of the Term Loan Agreement or the Notes which (i) permits the Lenders to increase the rate of interest in the event of delinquency or default if such increase would be deemed a penalty under applicable law; (ii) purports to be a waiver by Borrower of any right or benefit except to the extent permitted by applicable law; (iii) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Term Loan Agreement or the Notes has been made; or (iv) purports to exculpate any party from its own negligent acts.

          We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania and the federal law of the United States.

          The foregoing opinion is solely for your benefit in connection with the consummation of the transaction described herein and may not be used or relied upon by you or any other Person without our express written consent for any other purpose other than (i) any Eligible Assignee that may become a Lender under the Term Loan Agreement after the date hereof and
(ii) Mayer, Brown & Platt, which may rely upon this opinion in rendering their opinion furnished pursuant to Article III of the Term Loan Agreement. The opinions given herein are as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.



                                        Very truly yours,

                                        BALLARD SPAHR

                                        ANDREWS & INGERSOLL, LLP

                                 EXHIBIT E

                  FORM OF OPINION OF MAYER, BROWN & PLATT

                                                               ______, 2000


To each of the Agents and the Banks which is a party to the Term Loan Agreement dated as of October 13, 2000 among Exelon Corporation, as
Borrower, the banks named therein, as Banks, Bank
One, NA, as Administrative Agent, Credit Suisse
First Boston, as Documentation Agent,
and Citibank, N.A., as Syndication Agent

          Re: Exelon Corporation

Ladies and Gentlemen:

          We have acted as counsel to Bank One, NA, individually and as Administrative Agent, in connection with the preparation, execution and delivery of the Term Loan Agreement, dated as of October 13, 2000, among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston as Documentation Agent, and Citibank, N.A., as Syndication Agent (as amended, modified or supplemented from time to time, the "Term Loan Agreement"). We are delivering this opinion pursuant to Section 3.01(a)(viii) of the Term Loan Agreement. Unless otherwise defined herein, terms defined in the Term Loan Agreement are used herein as therein defined.

          In that connection, we have examined (i) counterparts of the Term Loan Agreement executed by the Borrower, the Banks and the Agents, (ii) the Notes executed by the Borrower on the date hereof and (iii) the other documents listed on Exhibit A hereto, including the opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Borrower (the "Opinion"), furnished to the Administrative Agent pursuant to Section 3.01(a) of the Term Loan Agreement.

          In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that the Banks and the Agents have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Term Loan Agreement. As to matters of fact, we have relied solely upon the documents we have examined.

          Based upon the foregoing, we are of the opinion that, while we have not independently considered the matters covered by the Opinion to the extent necessary to enable us to express the conclusions stated therein, the Opinion and the other documents listed in Exhibit

A hereto are substantially responsive to the corresponding requirements set forth in Section 3.01 of the Term Loan Agreement pursuant to which the same have been delivered.

          The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a Lender under the Term Loan Agreement after the date hereof.

                                        Very truly yours,

                                 EXHIBIT F

            FORM OF ANNUAL AND QUARTERLY COMPLIANCE CERTIFICATE

                                             ______________________, 20____

          Pursuant to the Term Loan Agreement, dated as of October 13, 2000, among Exelon Corporation, as Borrower, the banks named therein, as Banks, Bank One, NA, as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and Citibank, N.A., as Syndication Agent (as amended, modified or supplemented from time to time, the "Term Loan Agreement"), the undersigned, being ______________________ of the Borrower, hereby certifies on behalf of the Borrower as follows:

          1. Delivered herewith are the financial statements prepared pursuant to Section 5.01(b)(ii) and Section 5.01(b)(iii) of the Term Loan Agreement, for the fiscal ________ ended ___________, 20__. All such financial statements comply with the applicable requirements of the Term Loan Agreement.

          2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish compliance with the provisions of Section 5.02(c) of the Term Loan Agreement as of the end of the fiscal period referred to in paragraph 1 above.

          3. (Check one and only one:)

          __ No Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing or exists.

          __ An Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing or exists, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Event of Default or such other event as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.

          4. The undersigned has personally reviewed the Term Loan Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

          5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Term Loan Agreement.

                                        EXELON CORPORATION

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________




Date:_____________________

                                                                  Exhibit B

                                                           Lehman Documents
                                                   (see tabs 1-2, Volume 2)